FBR Securitization Trust 2005-2
Disclaimer
COMPUTATIONAL MATERIALS
This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.
Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.
Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.
If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.
The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

FBRSI 2005-2
Friedman Billings Ramsey

			Percent of	Weighted	Weighted	Weighted
	Number of	Outstanding	Outstanding	Average	Average	Average
	Mortgage	Principal	Principal	Gross	Credit	Original
FICO Score	Loans	Balance	Balance	Coupon	Score	LTV

475 - 499	29	4,800,286.73	0.21	9.614	487	64.81
500 - 524	626	105,700,018.23	4.56	8.061	513	74.13
525 - 549	934	163,342,235.61	7.05	7.820	537	76.77
550 - 574	1,081	200,000,907.99	8.63	7.555	562	80.14
575 - 599	1,629	295,528,422.58	12.75	7.250	587	79.91
600 - 624	2,023	409,046,697.93	17.65	7.075	612	82.27
625 - 649	1,818	370,319,424.25	15.97	7.021	637	82.70
650 - 674	1,409	284,306,149.72	12.26	7.051	661	83.54
675 - 699	992	206,510,743.43	8.91	6.960	686	83.44
700 - 724	607	140,511,599.39	6.06	6.826	711	83.25
725 - 749	323	67,353,965.17	2.91	6.840	736	82.49
750 - 774	225	50,132,443.35	2.16	6.826	761	82.13
775 - 799	80	18,317,509.27	0.79	6.734	782	82.38
800 - 824	9	2,277,090.43	0.10	6.160	804	77.74

Total:	11,785	2,318,147,494.08	100.00	7.189	625	81.38

Min: 475
Max: 813
Weighted Average: 625
% Silent Seconds: 28.68%
CLTV: 86.78%
% Option ARMs: 0%
% 40-year loans: 0%
IO WA FICO: 655
IO CLTV: 89.92%
IO Full Docs: 51.14%
IO WA First Periodic Cap: 2.395%
WA DTI: 40.86%

This Series Term Sheet, including the computational materials herein, was prepared solely by FBR, is intended for use by the addressee only, and may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating such information. This information is furnished to you solely by FBR and not by the Depositor, the Issuer of the securities or any of their affiliates. FBR is acting as underwriter and not acting as agent for the Depositor, the Issuer or their affiliates in connection with the proposed transaction. This material is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction.

Excess Spread Calculations (based on assumptions in Term Sheet)

Static Libor Fwd Libor	RA Expected Cum Losses: 1.66%
*S&P ‘B’ level

		Excess	Excess
		Spread	Spread
0	28-Sep-05
1	25-Oct-05	2.403	2.403
2	25-Nov-05	1.849	1.831
3	25-Dec-05	1.991	1.974
4	25-Jan-06	1.850	1.832
5	25-Feb-06	1.848	1.832
6	25-Mar-06	2.263	2.251
7	25-Apr-06	1.843	1.833
8	25-May-06	1.993	1.987
9	25-Jun-06	1.868	1.867
10	25-Jul-06	2.003	2.005
11	25-Aug-06	1.858	1.864
12	25-Sep-06	1.853	1.856
13	25-Oct-06	1.988	1.991
14	25-Nov-06	1.846	1.850
15	25-Dec-06	1.992	1.996
16	25-Jan-07	1.846	1.850
17	25-Feb-07	1.840	1.844
18	25-Mar-07	2.258	2.261
19	25-Apr-07	1.827	1.830
20	25-May-07	1.963	1.968
21	25-Jun-07	1.973	1.991
22	25-Jul-07	3.812	3.330
23	25-Aug-07	3.649	3.142
24	25-Sep-07	3.626	3.186
25	25-Oct-07	3.746	3.318
26	25-Nov-07	3.589	3.143
27	25-Dec-07	3.764	3.340
28	25-Jan-08	4.009	3.676
29	25-Feb-08	3.996	3.659
30	25-Mar-08	4.273	3.964
31	25-Apr-08	3.967	3.626
32	25-May-08	4.099	3.770
33	25-Jun-08	3.966	3.621
34	25-Jul-08	4.151	3.841
35	25-Aug-08	3.992	3.663
36	25-Sep-08	3.976	3.635
37	25-Oct-08	4.106	3.779
38	25-Nov-08	4.011	3.664
39	25-Dec-08	4.195	3.866